PURCHASE NOTE

$_____________	Executed and Delivered in Chicago, Illinois
February 13, 2006

FOR VALUE RECEIVED, Health Partnership Inc., a Colorado corporation (“Maker”) hereby promises to pay to _____________ (“Payee”) at such place as may be designated in writing by Payee, on the Maturity Date (as defined herein) in immediately available lawful money of the United States of America, the principal sum of __________________________ Dollars ($____________), together with simple interest on the outstanding principal amount of this Note (as modified and supplemented and in effect from time to time, the “Note”) at the rate of five percent (5%) per annum for the period beginning on the date hereof and ending on April 14, 2006, and at the rate of ten percent (10%) per annum for the period beginning on April 15, 2006 and ending on the Maturity Date hereof (as herein defined).

This Note is being executed and delivered to Payee as part of the Cash Consideration under that certain Agreement and Plan of Merger dated of even date herewith by and among Maker, Payee, Thomas Flynn, Capital Partners For Health & Fitness, Inc., a North Carolina corporation (“Capital Partners”), Capital Partners Merger Sub, Inc., a North Carolina corporation (“Capital Partners Mergeco”) and Capital Partners Acquisition Sub, Inc., a North Carolina corporation (“Capital Partners Acquistionco”).

EACH OF THE PAYEE AND ANY SUBSEQUENT HOLDER OF THIS NOTE, ACKNOWLEDGES THAT ITS RIGHT TO ENFORCE MAKER’S OBLIGATION TO PAY THE AMOUNTS DUE UNDER THIS NOTE IS (IN ADDITION TO ANY DEFENSES AVAILABLE TO MAKER UNDER LAW) SUBJECT TO ANY DEFENSES THAT MAY BE AVAILABLE TO MAKER AS A RESULT OF THE PERFORMANCE, OR NON-PERFORMANCE, BY THE PAYEE OF ITS INDEMNIFICATION OBLIGATIONS UNDER THE AGREEMENT.

This Note shall mature on the earlier of June 30, 2006 or such time as the Maker shall have raised capital sufficient to fund the entire amount of the Cash Consideration (the “Maturity Date”). Interest on the Note shall be payable in arrears at the Maturity Date. Principal on this Note may be prepaid in whole or in part at any time without premium or penalty, together with accrued interest on the principal amount being prepaid. If not sooner paid, the principal of this Note shall be due and payable in full on the Maturity Date.

In the event at any time prior to the Maturity Date, Edward “Ted” Sampson (“Sampson”) purchases up to $1,000,000 of the Maker’s Common Stock as part of the HPI Offering, the Payee shall be entitled to put to Maker, at a price of $2.00 per share of HPI Common Stock, up to that number of shares of HPI Common Stock issued to Payee as part of the Transactions as would cumulatively total the product of the Payee’s percentage ownership in Capital Partners immediately prior to the consummation of the Transactions, multiplied by the subscription amount (up to $1,000,000) received by HPI from Sampson under the HPI Offering. Upon exercise of this put right, the put price payable by Maker shall be added to the principal amount of this Note and shall accrue interest from the date of closing of the put transaction. The put right shall expire on the earlier of:

(a) ten (10) business days after Maker provides Payee with written notice that Sampson has subscribed to shares of HPI Common Stock; and

(b) in the event no such subscriptions are made, on the Maturity Date.

Payee owes Sampson $3,100,000 as described in the Merger Agreement. The Maker is authorized to pay $3,100,000 of the principal balance hereunder directly to Sampson and such payments shall satisfy Maker’s obligations to Payee, hereunder, on a dollar-for-dollar basis.

Capitalized terms used but not defined herein shall have the respective meanings given such terms in the Merger Agreement.

Maker and every endorser now or hereafter appearing on this Note waives presentment, demand for payment, protest, notice of protest and notice of nonpayment of this Note.

This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Payee and Maker.

This Note may be changed or amended only by an instrument in writing agreed upon by both parties, signed by the party against whom enforcement of the change or amendment is sought.

THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF ILLINOIS EXCEPT TO THE EXTENT PRE-EMPTED BY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by telecopy) to the Maker or Payee, as the case may be, in accordance with the Notice provisions contained in Section 15.1 of the Merger Agreement.

This Note is subject to the unwind provisions under Section 2.11 of the Merger Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first written above.

MAKER:

Health Partnership Inc., a Colorado
corporation

By:
Its:

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